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                     WLR ACQUISITION CORP.
                    2210 West Oaklawn Drive
                     Springdale, AR  72764

                                         August 11, 1994



Mr. Delbert Seitz
WLR Foods, Inc.
P.O. Box 7000
Broadway, Virginia  22815

Dear Delbert:

          Reference is made to the July 21, 1994 notice from WLR
Acquisition Corporation to you with respect to our intention to nominate candidates for election as Directors of WLR Foods, Inc.
(the "Company") at the Company's 1994 Annual Meeting of
Stockholders.

          We hereby inform you that we no longer intend to nominate candidates for election as Directors of the Company at the Company's 1994 Annual Meeting of Stockholders. Accordingly, the above referenced July 21, 1994 notice is hereby withdrawn.

                                  Very truly yours,


                                  /s/  James B. Blair
                                  ---------------------------
                                       James B. Blair
                                       President




cc:  Sue Ann Vajda
     (Cede & Co.)